As filed with the Securities and Exchange Commission on January 19, 2001

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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

STERLING CAPITAL INVESTMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

11-3177042

(IRS Employer Identification Number)

4570 Westgrove Drive, Suite 220

Addison, Texas 75001

(Address of principal executive offices)

Bob L. McGiboney

(Name and address of agent for service)

(972) 248-4411

(Telephone number, including area code of agent for service)

Sterling Capital Investment Group, Inc.

Directors and Employees Stock Option and Stock Award Plan

(Full title of the Plan)

_____________________________________________________________

Copy to:

Robert L. Sonfield, Jr.

Sonfield and Sonfield

770 South Post Oak Lane, Suite 435

Houston, Nevada 77056-1913

CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed maximum       Proposed maximum
 Title of securities to       Amount to be         offering price per     aggregate offering          Amount of
     be registered            Registered(1)            share (2)                 price            registration fee
Common Stock,
  $.001 par value               2,550,000                 $.94                $2,397,000               $599.25
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein. (2) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, as permitted by Rule 457(h)(1) of the Securities Act of 1933, as amended, based upon the average of the bid and asked prices for the Company’s common shares as reported over-the-counter by the Electronic Bulletin Board on January 17, 2001.

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PART I

         The documents  containing the information  specified in this Part I will be sent or given to participants in the Directors and
Employees Stock Option and Stock Award Plan (the "Plan") as specified by Rule  428(b)(1).  Pursuant to the  instructions  for Form S-8, such documents need not be filed with the Commission  either as part of the  Registration  Statement or as  prospectuses  or prospectus supplements  pursuant to Rule 424.  These  documents  and the  documents  incorporated  by  reference  in this  Registration  Statement pursuant to Item 3 of Part II of this Registration  Statement,  taken together,  constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933, as amended.  See Rule 428(a)(1).

PART II

INFORMATION
REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The documents  listed in (a) through (d) below have been filed by the Registrant,  Sterling  Capital  Investment  Group,  Inc.
(the  "Company"),  with  the  Securities  and  Exchange  Commission  (the  "Commission")  and are  incorporated  by  reference  in this
Registration  Statement.  All documents  subsequently  filed by the Registrant  pursuant to Section 13(a),  13(c),  14 and 15(d) of the
Securities  Exchange Act of 1934, as amended (the "Exchange Act"),  prior to the filing of a  post-effective  amendment which indicates that all  securities  offered  have  been  sold or which  deregisters  all  securities  then  remaining  unsold  shall be  deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a)      Information Statement dated November 15, 2000.

                  (b)      Form 10QSB for the quarter ended June 30, 2000

                  (c)      Form 10QSB for the quarter ended September 30, 2000.

                  (d)      All other  reports  filed  pursuant to Section 13 or 15(d) of the  Exchange  Act since the end of the fiscal year covered by the Registrant's Form 10KSB referred to in (a) above.

         The above referenced reports, which were previously filed with the Commission, are incorporated herein by reference.

Item 4:  Description of Securities
         -------------------------

         Not Applicable

Item 5:  Interests of Named Experts and Counsel.
         --------------------------------------

         None

Item 6:  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 78.7502 of the Nevada Revised Statutes provides:

                  Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

                  1. A  corporation  may  indemnify  any  person  who  was or is a party  or is  threatened  to be made a party  to any threatened,  pending or completed  action,  suit or proceeding,  whether civil,  criminal,  administrative  or  investigative, except  an  action  by or in the right of the  corporation,  by  reason  of the fact  that he is or was a  director,  officer, employee  or agent of the  corporation,  or is or was  serving  at the  request of the  corporation  as a  director,  officer, employee or agent of another corporation,  partnership,  joint venture, trust or other enterprise, against expenses, including attorneys' fees,  judgments,  fines and amounts paid in settlement  actually and reasonably incurred by him in connection with the  action,  suit or  proceeding  if he acted in good  faith and in a manner  which he  reasonably  believed  to be in or not opposed to the best interests of the  corporation,  and, with respect to any criminal action or proceeding,  had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment,  order,  settlement, conviction or upon a plea of nolo  contendere or its  equivalent,  does not, of itself,  create a presumption  that the person did not act in good faith and in a manner which he  reasonably  believed to be in or not opposed to the best  interests of the corporation,  and that,  with  respect to any  criminal  action or  proceeding,  he had  reasonable  cause to believe that his conduct was unlawful.

                  2. A  corporation  may  indemnify  any  person  who  was or is a party  or is  threatened  to be made a party  to any threatened,  pending or completed  action or suit by or in the right of the  corporation to procure a judgment in its favor by reason of the fact that he is or was a director,  officer,  employee or agent of the corporation,  or is or was serving at the request of the  corporation as a director,  officer,  employee or agent of another  corporation,  partnership,  joint venture, trust or other enterprise  against expenses,  including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in  connection  with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably  believed to be in or not opposed to the best  interests of the  corporation.  Indemnification  may not be made for any claim,  issue or matter as to which such a person has been adjudged by a court of competent  jurisdiction,  after exhaustion of all appeals  therefrom,  to be liable to the  corporation or for amounts paid in settlement to the  corporation, unless  and only to the  extent  that  the  court in  which  the  action  or suit  was  brought  or other  court of  competent jurisdiction  determines  upon  application  that in view of all the  circumstances  of the case,  the  person  is fairly  and reasonably entitled to indemnity for such expenses as the court deems proper.

                  3. To the extent that a director,  officer,  employee or agent of a corporation  has been successful on the merits or otherwise in defense of any action,  suit or proceeding  referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein,  the corporation shall indemnify him against expenses,  including  attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Item 7.  Exemption From Registration Claimed.
         ------------------------------------

         Not Applicable

Item 8:  Exhibits
         --------

         The following documents are filed as Exhibits to this Registration Statement:

                  A        --       Directors and Employees Stock Option and Stock Award Plan

Item 9:  Undertakings
         ------------

         The undersigned registrant hereby undertakes:

                  (a)      to file,  during  any  period in which  offers or sales  are being  made,  a  post-effective  amendment  to this  registration statement  to include any  material  information  with respect to the plan of  distribution  not  previously disclosed in the  registration  statement or any material  change to such  information  in the  registration statement;

                  (b)      that,  for the purpose of determining  any liability  under the Securities  Act of 1933,  each such  post-effective  amendment shall be deemed to be a new  registration  statement  relating to the securities  offered  therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c)      to remove from  registration  by means of a  post-effective  amendment any of the  securities  being  registered  which remain unsold at the termination of the offering.

SIGNATURES

         Pursuant to the  requirements  of the  Securities Act of 1933,  the  registrant  certifies  that it has reasonable  grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this  registration  statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Addison, Texas, on the 19th day of January, 2001.

STERLING CAPITAL INVESTMENT GROUP, INC.

By: /s/Bob L. McGiboney
   -----------------------------------------
       Bob L. McGiboney, Chief Executive Officer

By: /s/Thomas D. Winslett, II
   -----------------------------------------
       Thomas D. Winslett, II, Treasurer and Chief Financial Officer

EXHIBIT A

DIRECTORS
AND EMPLOYEES

STOCK OPTION
AND STOCK AWARD PLAN

         SECTION 1. PURPOSE OF THE PLAN. The purpose of the Sterling  Capital  Investment  Group,  Inc.  Directors and Employees  Stock
Option and Stock Award Plan ("Plan") is to maintain the ability of Sterling Capital  Investment Group,  Inc., a Nevada corporation (the
"Company") and its  subsidiaries  to attract and retain highly  qualified and experienced  directors,  employees and consultants and to give such directors,  employees and consultants a continued  proprietary  interest in the success of the Company and its  subsidiaries.
In addition the Plan is intended to encourage  ownership  of common  stock,  $.001 par value  ("Common  Stock"),  of the Company by the directors,  employees and consultants of the Company and its Affiliates (as defined below) and to provide increased  incentive for such persons to render services and to exert maximum effort for the success of the Company business.  The Plan provides  eligible  employees and consultants the opportunity to participate in the  enhancement of shareholder  value by the grants of options,  stock  appreciation rights,  awards of restricted stock,  bonuses and/or fees payable in unrestricted stock, or any combination  thereof. In addition,  the
Company  expects that the Plan will further  strengthen  the  identification  of the  directors,  employees  and  consultants  with the stockholders.  Certain  options to be granted under this Plan are intended to qualify as Incentive Stock Options  ("ISOs")  pursuant to
Section  422 of the  Internal  Revenue  Code of 1986,  as  amended  ("Code"),  while  other  options  granted  under  this Plan will be nonqualified options which are not intended to qualify as ISOs ("Nonqualified  Options"),  either or both as provided in the agreements evidencing the options as provided in Section 6 hereof.  Employees,  consultants  and directors who  participate or become  eligible to participate  in this Plan from time to time are  referred to  collectively  herein as  "Participants".  As used in this Plan,  the term
"Affiliates" means any "parent  corporation" of the Company and any "subsidiary  corporation" of the Company within the meaning of Code
Sections 424(e) and (f), respectively.

         SECTION 2.  ADMINISTRATION OF THE PLAN.

                  (a)  Composition  of  Committee.  The Plan  shall be  administered  by the  Compensation  Committee,  or,  if no such
                       --------------------------
         committee is appointed,  by the Board of Directors (the  "Committee").  The Compensation  Committee shall be designated by the
         Board of Directors of the Company (the "Board"),  which shall also designate the Chairman of the  Compensation  Committee.  If the Company is governed by Rule 16b-3  promulgated by the Securities and Exchange  Commission  ("Commission")  pursuant to the
         Securities  Exchange  Act of 1934,  as amended  ("Exchange  Act"),  no director  shall  serve as a member of the  Compensation
         Committee unless he or she is a "disinterested person" within the meaning of such Rule 16b-3.

                  (b)  Committee  Action.  The  Committee  shall hold its  meetings  at such times and  places as it may  determine.  A
                       -----------------
         majority of its members shall constitute a quorum,  and all  determinations  of the Committee shall be made by not less than a majority of its members.  Any decision or  determination  reduced to writing and signed by a majority of the members  shall be fully as  effective  as if it had been  made by a  majority  vote of its  members  at a meeting  duly  called  and  held.  The
         Committee  may  designate  the  Secretary  of  the  Company  or  other  Company  employees  to  assist  the  Committee  in the administration  of the Plan, and may grant authority to such persons to execute award  agreements or other documents on behalf of the Committee and the Company.  Any duly constituted  committee of the Board satisfying the  qualifications of this Section
         2 may be appointed as the Committee.

                  (c) Committee  Expenses.  All expenses and liabilities  incurred by the Committee in the  administration  of the Plan
                      -------------------
         shall be borne by the Company.  The Committee may employ attorneys, consultants, accountants or other persons.

         SECTION 3. STOCK  RESERVED FOR THE PLAN.  Subject to  adjustment as provided in Section 6(m) hereof,  the aggregate  number of shares of Common Stock that may be issued or optioned  under the Plan is  2,550,000.  The shares  subject to the Plan shall  consist of authorized  but unissued  shares of Common Stock and such number of shares shall be and is hereby  reserved for sale for such  purpose.
Any of such  shares  which may remain  unsold and which are not subject to  outstanding  options at the  termination  of the Plan shall cease to be reserved  for the purpose of the Plan,  but until  termination  of the Plan or the  termination  of the last of the options granted  under the Plan,  whichever  last occurs,  the Company  shall at all times  reserve a  sufficient  number of shares to meet the requirements  of the Plan.  Should any option expire or be cancelled prior to its exercise in full, the shares  theretofore  subject to such option may again be made subject to an option under the Plan.

         Not less  often than  annually  the number of shares of Common  Stock  that may be issued or  optioned  under the Plan will be increased.  The number of shares of such  increase  shall be an amount such that  immediately  after such  increase the total number of shares  issuable  under the Plan and reserved for issuance upon exercise of  outstanding  options will equal 15% of the total number of issued and outstanding shares of Common Stock of the Company.

         SECTION 4. ELIGIBILITY.  The Participants  shall include  directors,  employees,  including  officers,  of the Company and its divisions and  subsidiaries,  and  consultants who provide bona fide services to the Company.  Participants  are eligible to be granted options,  restricted  stock,  unrestricted  stock and other awards under this Plan and to have their  bonuses  and/or  consulting  fees payable in restricted  stock,  unrestricted  stock and other  awards.  A  Participant  who has been granted an option  hereunder may be granted an additional option or options, if the Committee shall so determine.

         SECTION 5.  GRANT OF OPTIONS.

                  (a)  Committee  Discretion.  The  Committee  shall have sole and absolute  discretionary  authority (i) to determine,
                       ---------------------
         authorize,  and designate those persons  pursuant to this Plan who are to receive options,  restricted  stock, or Common Stock under the Plan,  (ii) to  determine  the number of shares of Common  Stock to be covered by such grant or such options and the terms  thereof,  (iii) to  determine  the type of Common  Stock  granted:  Restricted  stock  unrestricted  Common  Stock or a combination of restricted and unrestricted Common Stock, and (iv) to determine the type of option granted:  ISO,  Nonqualified
         Option or a combination of ISO and  Nonqualified  Options.  The Committee  shall  thereupon  grant options in accordance  with such  determinations  as  evidenced  by a written  option  agreement.  Subject  to the  express  provisions  of the Plan,  the
         Committee shall have discretionary  authority to prescribe,  amend and rescind rules and regulations  relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the option  agreements  (which need not be identical)  and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         (b) Stockholder  Approval.  All options granted under this Plan are subject to, and may not be exercised before,  the approval
             ---------------------
of this  Plan by the  stockholders  prior to the  first  anniversary  date of the  Board  meeting  held to  approve  the  Plan,  by the affirmative vote of the holders of a majority of the outstanding  shares of the Company present,  or represented by proxy, and entitled to vote  thereat,  or by written  consent in  accordance  with the laws of the State of Nevada,  provided  that if such approval by the stockholders of the Company is not forthcoming, all options previously granted under this Plan shall be void.

                  (c) Limitation on Incentive  Stock Options.  The aggregate fair market value  (determined in accordance  with Section
                      --------------------------------------
         6(b) of this Plan at the time the option is granted) of the Common  Stock with  respect to which ISOs may be  exercisable  for the first time by any  Participant  during any calendar year under all such plans of the Company and its Affiliates  shall not exceed $100,000.

         SECTION 6. TERMS AND  CONDITIONS.  Each option  granted under the Plan shall be evidenced by an agreement,  in a form approved by the  Committee,  which shall be subject to the following  express terms and conditions and to such other terms and conditions as the
Committee may deem appropriate.

                  (a) Option Period.  The Committee shall promptly  notify the Participant of the option grant and a written  agreement
                      -------------
         shall promptly be executed and delivered by and on behalf of the Company and the  Participant,  provided that the option grant shall expire if a written  agreement is not signed by said  Participant (or his agent or attorney) and returned to the Company within 60 days from date of receipt by the  Participant of such  agreement.  The date of grant shall be the date the option is actually  granted by the  Committee,  even though the written  agreement  may be executed and delivered by the Company and the
         Participant  after that date.  Each  option  agreement  shall  specify the period for which the option  thereunder  is granted
         (which in no event shall  exceed ten years from the date of grant) and shall  provide  that the option shall expire at the end of such  period.  If the original  term of an option is less than ten years from the date of grant,  the option may be amended prior to its  expiration,  with the  approval of the  Committee  and the  Participant,  to extend the term so that the term as amended is not more than ten years from the date of grant.  However,  in the case of an ISO granted to an  individual  who, at the time of grant,  owns stock  possessing  more than 10 percent of the total combined voting power of all classes of stock of the Company or its Affiliate ("Ten Percent Stockholder"), such period shall not exceed five years from the date of grant.

         (b) Option  Price.  The  purchase  price of each share of Common  Stock  subject to each option  granted  pursuant to the Plan
             -------------
shall be  determined  by the  Committee at the time the option is granted and, in the case of ISOs,  shall not be less than 100% of the fair market value of a share of Common  Stock on the date the option is granted,  as  determined  by the  Committee.  In the case of an
ISO granted to a Ten Percent  Stockholder,  the option  price shall not be less than 110% of the fair market value of a share of Common
Stock on the date the option is granted.  The  purchase  price of each share of Common  Stock  subject to a  Nonqualified  Option under this Plan shall be determined  by the  Committee  prior to granting the option.  The  Committee  shall set the purchase  price for each share  subject to a  Nonqualified  Option at either the fair market  value of each share on the date the option is granted,  or at such other price as the Committee in its sole discretion shall determine.

                  At the time a  determination  of the fair market value of a share of Common  Stock is required to be made  hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

                  (c) Exercise  Period.  The  Committee may provide in the option  agreement  that an option may be exercised in whole,
                      ----------------
         immediately,  or is to be exercisable in increments.  In addition,  the Committee may provide that the exercise of all or part of an option is subject to specified  performance  by the  Participant.  However,  no portion of any option may be exercisable by a Participant prior to the approval of the Plan by the stockholders of the Company.

                  (d)  Procedure for  Exercise.  Options  shall be exercised by the delivery of written  notice to the Secretary of the
                       -----------------------
         Company  setting  forth the number of shares  with  respect  to which the  option is being  exercised.  Such  notice  shall be accompanied by cash or cashier's check, bank draft,  postal or express money order payable to the order of the Company,  or at the option of the Committee,  in Common Stock  theretofore  owned by such  Participant  (or any combination of cash and Common
         Stock).  Notice may also be delivered by fax or telecopy  provided that the purchase  price of such shares is delivered to the
         Company via wire  transfer on the same day the fax is received by the Company.  The notice shall  specify the address to which the certificates  for such shares are to be mailed.  A Participant  shall be deemed to be a stockholder with respect to shares covered  by an option  on the date the  Company  receives  such  written  notice  and such  option  payment.  As  promptly  as practicable  after  receipt  of  such  written  notification  and  payment,  the  Company  shall  deliver  to the  Participant certificates  for the number of shares with respect to which such option has been so  exercised,  issued in the  Participant's name or such other name as  Participant  directs;  provided,  however,  that such  delivery  shall be deemed  effected for all purposes  when a stock  transfer  agent of the Company  shall have  deposited  such  certificates  in the United  States mail, addressed to the Participant at the address specified pursuant to this Section 6(d).

                  (e)  Termination  of  Employment.  If an executive  officer to whom an option is granted ceases to be employed by the
                       ---------------------------
         Company for any reason other than death or  disability,  any option which is  exercisable  on the date of such  termination of employment may be exercised during a period  beginning on such date and ending at the time set forth in the option  agreement;
         provided,  however,  that if a Participant's  employment is terminated because of the Participant's theft or embezzlement from the  Company,  disclosure  of trade  secrets  of the  Company  or the  commission  of a  willful,  felonious  act while in the employment of the Company (such reasons shall  hereinafter  be  collectively  referred to as "for cause"),  then any option or unexercised  portion thereof granted to said  Participant  shall expire upon such  termination of employment.  Notwithstanding the foregoing,  no ISO may be exercised  later than three months after an employee's  termination of employment for any reason other than death or disability.

                  (f) Disability or Death of  Participant.  In the event of the  determination  of disability or death of a Participant
                      -----------------------------------
         under the Plan while he or she is employed by the Company,  the options  previously  granted to him may be  exercised  (to the extent he or she would have been  entitled to do so at the date of the  determination  of disability or death) at any time and from time to time,  within a period beginning on the date of such  determination of disability or death and ending at the time set forth in the option agreement,  by the former employee,  the guardian of his estate,  the executor or administrator of his estate or by the  person or  persons  to whom his  rights  under the  option  shall  pass by will or the laws of  descent  and distribution,  but in no event may the option be  exercised  after its  expiration  under the terms of the  option  agreement.
         Notwithstanding  the foregoing,  no ISO may be exercised later than one year after the  determination  of disability or death.
         A  Participant  shall be deemed to be  disabled  if, in the opinion of a physician  selected  by the  Committee,  he or she is incapable of performing  services for the Company of the kind he or she was performing at the time the disability  occurred by reason of any  medically  determinable  physical  or mental  impairment  which can be  expected to result in death or to be of long,  continued and indefinite  duration.  The date of  determination  of disability for purposes hereof shall be the date of such determination by such physician.

                  (g)  Assignability.  An option shall not be  assignable  or otherwise  transferable  except by will or by the laws of
                       -------------
         descent  and  distribution  or  pursuant  to a  qualified  domestic  relations  order as defined in the Code or Title I of the
         Employee  Retirement  Income  Security Act, as amended,  or the rules  thereunder.  During the lifetime of a  Participant,  an option shall be exercisable only by him.

                  (h)  Incentive  Stock  Options.  Each option  agreement  may contain such terms and  provisions  as the Committee may
                       -------------------------
         determine to be necessary or desirable in order to qualify an option designated as an incentive stock option.

                  (i)  Restricted  Stock  Awards.  Awards of  restricted  stock under this Plan shall be subject to all the  applicable
                       -------------------------
         provisions  of this  Plan,  including  the  following  terms  and  conditions,  and to such  other  terms and  conditions  not inconsistent therewith, as the Committee shall determine:

(A)
Awards of restricted stock may be in addition to or in lieu of option grants.
Awards may be conditioned on the attainment of particular performance goals based on criteria established by the Committee at the time of each award of restricted stock. During a period set forth in the agreement (the
“Restriction Period”), the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted stock; except that such shares may be used, if the agreement permits, to pay the option price pursuant to any option granted under this Plan, provided an equal number of shares delivered to the Participant shall carry the same restrictions as the shares so used. Shares of restricted stock shall become free of all restrictions if during the Restriction Period, (i) the recipient dies, (ii) the recipient’s directorship, employment, or consultancy terminates by reason of permanent disability, as determined by the Committee, (iii) the recipient retires after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a division or subsidiary, or (iv) if provided in the agreement, there is a “change in control” of the Company (as defined in such agreement). The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by
it. Unless and to the extent otherwise provided in the agreement, shares of restricted stock shall be forfeited and revert to the Company upon the recipient’s termination of directorship, employment or consultancy during the Restriction Period for any reason other than death, permanent disability, as determined by the Committee, retirement after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a subsidiary or division, or, to the extent provided in the agreement, a “change in control” of the Company (as defined in such agreement), except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interests of the Company and, therefore, waives all or part of the application of this provision to the restricted stock held by such recipient. Certificates for restricted stock shall be registered in the name of the recipient but shall be imprinted with the appropriate legend and returned to the Company by the recipient, together with a stock power endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

        (B)
Restricted Stock shall become free of the foregoing restrictions upon expiration of the applicable Restriction Period and the Company shall then deliver to the recipient Common Stock certificates evidencing such stock. Restricted stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legend requirements as are specified in the applicable agreement.

                  (j) Bonuses and Past Salaries and Fees Payable in Unrestricted Stock.
                      ----------------------------------------------------------------

        (A)
In lieu of cash bonuses otherwise payable under the Company’s or applicable division’s or subsidiary’s compensation practices to employees and consultants eligible to participate in this Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in unrestricted
Common Stock or partly in unrestricted Common Stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted
Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted Common Stock payable in lieu of a bonus otherwise payable shall be determined by dividing such bonus amount by the fair market value of one share of Common Stock on the date the bonus is payable, with fair market value determined as of such date in accordance with
Section 6(b).

        (B)
In lieu of salaries and fees otherwise payable by the Company’s to employees and consultants eligible to participate in this Plan that were incurred for services rendered during the years of 2000, the Committee, in its sole discretion, may determine that such unpaid salaries and fees shall be payable in unrestricted Common Stock or partly in unrestricted Common Stock and partly in cash. Such awards shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted Common
Stock payable in lieu of a salaries and fees otherwise payable shall be determined by dividing each calendar month’s of unpaid salary or fee amount by the average trading value of the Common Stock for the calendar month during which the subject services were provided.

                  (k) No Rights as Stockholder.  No Participant  shall have any rights as a stockholder  with respect to shares covered
                      ------------------------
         by an option until the option is exercised by the written notice and accompanied by payment as provided in clause (d) above.

                  (l)  Extraordinary  Corporate  Transactions.  The  existence of  outstanding  options shall not affect in any way the
                       --------------------------------------
         right  or  power  of the  Company  or its  stockholders  to  make  or  authorize  any or all  adjustments,  recapitalizations, reorganizations,  exchanges,  or  other  changes  in the  Company's  capital  structure  or its  business,  or any  merger  or consolidation  of the Company,  or any issuance of Common Stock or other  securities or subscription  rights  thereto,  or any issuance of bonds,  debentures,  preferred  or prior  preference  stock ahead of or  affecting  the Common Stock or the rights thereof,  or the  dissolution  or  liquidation  of the  Company,  or any sale or  transfer of all or any part of its assets or business,  or any  other  corporate  act  or  proceeding,  whether  of a  similar  character  or  otherwise.  If  the  Company recapitalizes  or  otherwise  changes its capital  structure,  or merges,  consolidates,  sells all of its assets or dissolves
         (each of the  foregoing a  "Fundamental  Change"),  then  thereafter  upon any exercise of an option  theretofore  granted the
         Participant  shall be entitled  to purchase  under such  option,  in lieu of the number of shares of Common  Stock as to which option shall then be exercisable,  the number and class of shares of stock and securities to which the Participant  would have been  entitled  pursuant  to the terms of the  Fundamental  Change  if,  immediately  prior to such  Fundamental  Change,  the
         Participant  had been the  holder  of  record  of the  number  of  shares  of  Common  Stock as to which  such  option is then exercisable.  If (i) the Company  shall not be the  surviving  entity in any merger or  consolidation  (or survives  only as a subsidiary of another  entity),  (ii) the Company sells all or  substantially  all of its assets to any other person or entity
         (other than a wholly-owned  subsidiary),  (iii) any person or entity  (including a "group" as contemplated by Section 13(d)(3)
         of the Exchange Act) acquires or gains ownership or control of (including,  without  limitation,  power to vote) more than 50%
         of the outstanding  shares of Common Stock,  (iv) the Company is to be dissolved and  liquidated,  or (v) as a result of or in connection  with a contested  election of directors,  the persons who were directors of the Company before such election shall cease to  constitute  a majority  of the Board  (each such event in clauses  (i)  through (v) above is referred to herein as a
         "Corporate  Change"),  the  Committee,  in its  sole  discretion,  may  accelerate  the time at which  all or a  portion  of a
         Participant's options may be exercised for a limited period of time before or after a specified date.

                  (m) Changes in Company's  Capital  Structure.  If the outstanding  shares of Common Stock or other  securities of the
                      ----------------------------------------
         Company,  or both,  for which the option is then  exercisable  shall at any time be changed or exchanged by  declaration  of a stock dividend,  stock split,  combination of shares,  recapitalization,  or reorganization,  the number and kind of shares of
         Common Stock or other securities which are subject to the Plan or subject to any options theretofore  granted,  and the option prices,  shall be  appropriately  and  equitably  adjusted  so as to  maintain  the  proportionate  number  of shares or other securities without changing the aggregate option price.

                  (n) Acceleration of Options.  Except as hereinbefore  expressly  provided,  (i) the issuance by the Company of shares
                      -----------------------
         of stock or any class of securities  convertible  into shares of stock of any class,  for cash,  property,  labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe  therefor,  or upon conversion of shares or obligations of the Company  convertible  into such  shares or other  securities,  (ii) the  payment of a dividend  in property  other than
         Common Stock or (iii) the  occurrence  of any similar  transaction,  and in any case whether or not for fair value,  shall not affect,  and no  adjustment  by reason  thereof shall be made with respect to, the number of shares of Common Stock subject to options  theretofore  granted or the purchase price per share,  unless the Committee shall determine,  in its sole discretion, that an  adjustment  is necessary to provide  equitable  treatment to  Participant.  Notwithstanding  anything to the contrary contained in this Plan, the Committee may, in its sole  discretion,  accelerate the time at which any option may be exercised, including,  but not limited to, upon the  occurrence of the events  specified in this Section 6, and is authorized at any time
         (with the consent of the Participant) to purchase options pursuant to Section 7.

         SECTION 7.  RELINQUISHMENT OF OPTIONS.

         (a) The Committee,  in granting options  hereunder,  shall have discretion to determine whether or not options shall include a right of  relinquishment  as hereinafter  provided by this Section 7. The Committee shall also have discretion to determine  whether an option  agreement  evidencing  an option  initially  granted by the  Committee  without a right of  relinquishment  shall be amended or supplemented  to include such a right of  relinquishment.  Neither the Committee nor the Company shall be under any obligation or incur any liability to any person by reason of the Committee's  refusal to grant or include a right of  relinquishment  in any option granted hereunder or in any option  agreement  evidencing the same.  Subject to the Committee's  determination in any case that the grant by it of a right of  relinquishment  is  consistent  with Section 1 hereof,  any option  granted  under this Plan,  and the option  agreement evidencing such option, may provide:

        (i)
That the Participant, or his or her heirs or other legal representatives to the extent entitled to exercise the option under the terms thereof, in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all or any part of the then unexercised portion of the option (to the extent then exercisable) for a number of shares of Common
Stock to be determined in accordance with the following provisions of this clause (i):

(A)
The written notice of exercise of such right of relinquishment shall state the percentage of the total number of shares of Common Stock issuable pursuant to such relinquishment (as defined below) that the Participant elects to receive;

(B)
The number of shares of Common Stock, if any, issuable pursuant to such relinquishment shall be the number of such shares, rounded to the next greater number of full shares, as shall be equal to the quotient obtained by dividing
(i) the Appreciated Value by (ii) the purchase price for each of such shares specified in such option;

(C)
For the purpose of this clause (C), “Appreciated Value” means the excess, if any, of (x) the total current market value of the shares of Common
Stock covered by the option or the portion thereof to be relinquished over (y)
the total purchase price for such shares specified in such option;

        (ii)
That such right of relinquishment may be exercised only upon receipt by the
Company of a written notice of such relinquishment which shall be dated the date of election to make such relinquishment; and that, for the purposes of this
Plan, such date of election shall be deemed to be the date when such notice is sent by registered or certified mail, or when receipt is acknowledged by the
Company, if mailed by other than registered or certified mail or if delivered by hand or by any telegraphic communications equipment of the sender or otherwise delivered; provided, that, in the event the method just described for determining such date of election shall not be or remain consistent with the provisions of Section 16(b) of the Exchange Act or the rules and regulations adopted by the Commission thereunder, as presently existing or as may be hereafter amended, which regulations exempt from the operation of Section 16(b)
of the Exchange Act in whole or in part any such relinquishment transaction, then such date of election shall be determined by such other method consistent with Section 16(b) of the Exchange Act or the rules and regulations thereunder as the Committee shall in its discretion select and apply;

        (iii)
That the “current market value” of a share of Common Stock on a particular date shall be deemed to be its fair market value on that date as determined in accordance with Paragraph 6(b); and

        (iv)
That the option, or any portion thereof, may be relinquished only to the extent that (A) it is exercisable on the date written notice of relinquishment is received by the Company, and (B) the holder of such option pays, or makes provision satisfactory to the Company for the payment of, any taxes which the
Company is obligated to collect with respect to such relinquishment.

                  (b) The Committee shall have sole  discretion to consent to or disapprove,  and neither the Committee nor the Company shall be under  any  liability  by  reason  of the  Committee's  disapproval  of,  any  election  by a holder  of an option to relinquish  such option in whole or in part as provided in  Paragraph  7(a),  except that no such  consent to or approval of a relinquishment  shall be required  under the  following  circumstances.  Each  Participant  who is subject to the  short-swing profits  recapture  provisions of Section 16(b) of the Exchange Act ("Covered  Participant")  shall not be entitled to receive shares of Common Stock when options are relinquished  during any window period  commencing on the third business day following the  Company's  release of a quarterly or annual  summary  statement of sales and earnings and ending on the twelfth  business day following  such release  ("Window  Period").  A Covered  Participant  shall be entitled to receive  shares of Common Stock upon the relinquishment of options outside a Window Period.

                  (c) The  Committee,  in granting  options  hereunder,  shall have  discretion  to determine the terms upon which such options shall be  relinquishable,  subject to the applicable  provisions of this Plan,  and including  such  provisions as are deemed  advisable  to  permit  the  exemption  from  the  operation  from  Section  16(b)  of the  Exchange  Act  of any  such relinquishment  transaction,  and options  outstanding,  and option  agreements  evidencing such options,  may be amended,  if necessary,  to permit such  exemption.  If an option is  relinquished,  such option shall be deemed to have been  exercised to the  extent of the  number of shares of Common  Stock  covered by the option or part  thereof  which is  relinquished,  and no further options may be granted covering such shares of Common Stock.

                  (d) Neither any option nor any right to relinquish the same to the Company as  contemplated by this Paragraph 7 shall be  assignable or otherwise  transferable  except by will or the laws of descent and  distribution  or pursuant to a qualified domestic  relations order as defined in the Code or Title I of the Employee  Retirement  Income  Security Act, as amended,  or the rules thereunder.

                  (e) Except as provided in Section  7(f)  below,  no right of  relinquishment  may be  exercised  within the first six months  after the  initial  award of any Option  containing,  or the  amendment  or  supplementation  of any  existing  option agreement adding, the right of relinquishment.

                  (f) No right of relinquishment  may be exercised after the initial award of any option  containing,  or the amendment or supplementation  of any existing option agreement adding the right of  relinquishment,  unless such right of relinquishment is effective upon the Participant's  death,  disability or termination of his relationship with the Company for a reason other than "for cause."

         SECTION 8.  AMENDMENTS OR  TERMINATION.  The Board may amend,  alter or  discontinue  the Plan, but no amendment or alteration shall be made which would impair the rights of any Participant,  without his consent,  under any option theretofore  granted, or which, without the approval of the  stockholders,  would: (i) except as is provided in Section 6(k) of the Plan,  increase the total number of shares  reserved  for the purposes of the Plan,  (ii) change the class of persons  eligible to  participate  in the Plan as provided in
Section 4 of the Plan,  (iii) extend the  applicable  maximum option period  provided for in Section 6(a) of the Plan,  (iv) extend the expiration  date of this Plan set forth in Section 15 of the Plan, (v) except as provided in Section 6(k) of the Plan,  decrease to any extent the option price of any option granted under the Plan or (vi) withdraw the administration of the Plan from the Committee.

         SECTION 9.  COMPLIANCE  WITH OTHER LAWS AND  REGULATIONS.  The Plan,  the grant and  exercise of options  thereunder,  and the obligation of the Company to sell and deliver  shares under such options,  shall be subject to all  applicable  federal and state laws, rules and  regulations  and to such approvals by any  governmental  or regulatory  agency as may be required.  The Company shall not be required to issue or deliver any  certificates  for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any  government  body which the Company shall, in its sole  discretion,  determine to be necessary or advisable.  Any  adjustments  provided for in  subparagraphs  6(j),  (k) and (i)
shall be subject to any shareholder action required by Nevada corporate law.

         SECTION  10.  PURCHASE  FOR  INVESTMENT.  Unless  the  options  and  shares of  Common  Stock  covered  by this Plan have been registered  under the Securities Act of 1933, as amended,  and the Company has determined that such  registration is unnecessary,  each person  acquiring or  exercising an option under this Plan may be required by the Company to give a  representation  in writing that he or she is acquiring  such option or such shares for his own account for  investment  and not with a view to, or for sale in  connection with, the distribution of any part thereof.

         SECTION 11.  TAXES.

         (a) The Company may make such  provisions as it may deem  appropriate  for the withholding of any taxes which it determines is required in connection with any options granted under this Plan.

                  (b)  Notwithstanding  the terms of Paragraph 11 (a), any Participant may pay all or any portion of the taxes required to be withheld by the Company or paid by him or her in connection  with the exercise of a  nonqualified  option by electing to have the Company  withhold shares of Common Stock,  or by delivering  previously  owned shares of Common Stock,  having a fair market  value,  determined  in  accordance  with  Paragraph  6(b),  equal to the amount  required to be  withheld  or paid.  A
         Participant  must make the foregoing  election on or before the date that the amount of tax to be withheld is determined ("Tax
         Date").  All such elections are  irrevocable  and subject to disapproval by the Committee.  Elections by Covered  Participants
         are subject to the following additional  restrictions:  (i) such election may not be made within six months of the grant of an option,  provided that this  limitation  shall not apply in the event of death or  disability,  and (ii) such election must be made  either  six months or more  prior to the Tax Date or in a Window  Period.  Where the Tax Date in respect of an option is deferred until six months after exercise and the Covered  Participant elects share  withholding,  the full amount of shares of
         Common  Stock  will be issued or  transferred  to him upon  exercise  of the  option,  but he or she shall be  unconditionally obligated to tender back to the Company the number of shares  necessary to discharge the Company's  withholding  obligation or his estimated tax obligation on the Tax Date.

         SECTION 12.  REPLACEMENT  OF OPTIONS.  The Committee  from time to time may permit a  Participant  under the Plan to surrender for  cancellation  any unexercised  outstanding  option and receive from the Company in exchange an option for such number of shares of
Common  Stock as may be  designated  by the  Committee.  The  Committee  may,  with the consent of the person  entitled to exercise any outstanding  option,  amend such option,  including reducing the exercise price of any option to not less than the fair market value of the Common Stock at the time of the amendment and extending the term thereof.

         SECTION  13. NO RIGHT TO  COMPANY  EMPLOYMENT.  Nothing  in this Plan or as a result of any option  granted  pursuant  to this
Plan shall  confer on any  individual  any right to continue in the employ of the Company or interfere in any way with the right of the
Company to terminate an  individual's  employment at any time. The option  agreements may contain such  provisions as the Committee may approve with reference to the effect of approved leaves of absence.

         SECTION 14.  LIABILITY OF COMPANY.  The Company and any  Affiliate  which is in existence  or hereafter  comes into  existence shall not be liable to a Participant or other persons as to:

         (a) The  Non-Issuance  of Shares.  The  non-issuance  or sale of shares as to which the Company has been unable to obtain from any regulatory body having  jurisdiction the authority deemed by the Company's  counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

                  (b) Tax Consequences.  Any tax consequence expected,  but not realized, by any Participant or other person due to the exercise of any option granted hereunder.

         SECTION 15.  EFFECTIVENESS  AND  EXPIRATION  OF PLAN.  The Plan shall be effective  on the date the Board adopts the Plan.  If the  stockholders  of the Company fail to approve the Plan within twelve months of the date the Board approved the Plan, the Plan shall terminate  and all  options  previously  granted  under the Plan shall  become void and of no effect.  The Plan shall  expire ten years after the date the Board approves the Plan and thereafter no option shall be granted pursuant to the Plan.

         SECTION  16.  NON-EXCLUSIVITY  OF THE  PLAN.  Neither  the  adoption  by the  Board  nor  the  submission  of the  Plan to the stockholders  of the Company for approval shall be construed as creating any  limitations on the power of the Board to adopt such other incentive  arrangements as it may deem  desirable,  including  without  limitation,  the granting of restricted  stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

         SECTION 17.  GOVERNING  LAW. This Plan and any agreements  hereunder  shall be  interpreted  and construed in accordance  with the laws of the State of Nevada and applicable federal law.

         SECTION 18.  CASHLESS  EXERCISE.  The Committee also may allow cashless  exercises as permitted  under Federal Reserve Board's
Regulation  T,  subject to  applicable  securities  law  restrictions.  or by any other  means  which the  Committee  determines  to be consistent  with the Plan's  purpose and  applicable  law. The proceeds  from such a payment shall be added to the general funds of the
Company and shall be used for general corporate purposes.

        The
foregoing was adopted by the Board of Directors and Shareholders as of the
16th day of January, 2001.